UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2011

THE WILLIAMS COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma	74172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 918/573-2000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

First Amendments to Credit Facility Agreements

The Williams Companies, Inc.

On November 1, 2011, The Williams Companies, Inc. (“WMB”), as borrower, entered into an amendment (the “WMB First Amendment”) to the Credit Agreement, dated as of June 3, 2011 (the “WMB Credit Agreement”), among WMB, the lenders named therein and Citibank N.A. (“Citi”), as administrative agent.

The WMB First Amendment, among other things, amends the definitions of “consolidated” or “Consolidated,” “Consolidated EBITDA,” “Indebtedness,” and “Subsidiary.” The WMB First Amendment also amends in its entirety the definition of “WPX Separation.”

The foregoing description of the WMB First Amendment does not purport to be complete and is qualified in its entirety by reference to the WMB First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The WMB First Amendment is filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about WMB or the other parties to the agreement or any of their respective subsidiaries or affiliates.

WPX Energy, Inc.

As previously disclosed, on June 3, 2011, WPX Energy, Inc. (“WPX”), as borrower, entered into a new $1.5 billion five-year senior unsecured revolving credit facility agreement (as amended pursuant to the WPX First Amendment referred to below, the “WPX Credit Agreement”), among WPX, the lenders named therein, and Citi, as administrative agent and swingline lender. On November 1, 2011, WPX, the lenders under the WPX Credit Agreement, and Citi entered into an amendment (the “WPX First Amendment”) to the WPX Credit Agreement. The WPX Credit Agreement, as amended, became effective on November 1, 2011.

The WPX First Amendment, among other things, amends in their entirety the definitions of “WPX Separation” and “Apco Argentina,” and removes certain conditions pertaining to the effectiveness of the WPX Credit Agreement. The WPX First Amendment also provides that if, upon the first issuance after the effective date of the WPX Credit Agreement by WPX of its senior unsecured notes, WPX’s long-term senior unsecured debt rating is equal to or less than Ba2 and BB (or the equivalent in each case) by Moody’s and S&P, respectively, then within 120 days thereafter WPX will grant to Citi a first priority lien on at least 80% of the present value of the Proved Reserves of Oil and Gas Properties (each as defined in the WPX Credit Agreement) of WPX and its Subsidiaries and a lien on the capital stock of any Subsidiary that owns such Oil and Gas Properties. Any liens granted pursuant to this provision would automatically terminate upon WPX achieving investment grade credit ratings, as described in the WPX Credit Agreement, or upon termination of the WPX Credit Agreement.

The foregoing description of the WPX First Amendment does not purport to be complete and is qualified in its entirety by reference to the WPX First Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The WPX First Amendment is filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about WPX or the other parties to the agreement or any of their respective subsidiaries or affiliates.

Item 1.02. Termination of a Material Definitive Agreement

On November 1, 2011, Williams Production RMT Company (the “Counterparty”), a wholly-owned subsidiary of WMB, terminated the Credit Agreement, dated as of February 23, 2007, among the Counterparty, Williams Production Company, LLC, as guarantor, the banks from time to time parties thereto, Citibank, N.A., as administrative agent, Citigroup Energy Inc., as computation agent, and Calyon New York Branch, as collateral agent and as PV determination agent, subject to the survival of any provisions which by their terms survive termination.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment, dated as of November 1, 2011, by and among The Williams Companies, Inc., the lenders named therein, and Citibank, N.A., as Administrative Agent.

10.2	First Amendment, dated as of November 1, 2011, by and among WPX Energy, Inc., the lenders named therein, and Citibank, N.A., as Administrative Agent and Swingline Lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Lorna R. Simms
Lorna R. Simms
Assistant Secretary

DATED: November 1, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment, dated as of November 1, 2011, by and among The Williams Companies, Inc., the lenders named therein, and Citibank, N.A., as Administrative Agent.

10.2	First Amendment, dated as of November 1, 2011, by and among WPX Energy, Inc., the lenders named therein, and Citibank, N.A., as Administrative Agent and Swingline Lender.